UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 24, 2021

Aptiv PLC

(Exact name of registrant as specified in its charter)

Jersey	001-35346	98-1029562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Hanover Quay

Grand Canal Dock

Dublin,D02 VY79, Ireland

(Address of Principal Executive

Offices)(Zip Code)

(Registrant’s Telephone Number, Including Area Code) 351-1-259-7013

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares. $0.01 par value per share	APTV	New York Stock Exchange
5.50% Mandatory Convertible Preferred Shares, Series A, $0.01 par value per share	APTV PRA	New York Stock Exchange
1.500% Senior Notes due 2025	APTV	New York Stock Exchange
4.250% Senior Notes due 2026	APTV	New York Stock Exchange
1.600% Senior Notes due 2028	APTV	New York Stock Exchange
4.350% Senior Notes due 2029	APTV	New York Stock Exchange
4.400% Senior Notes due 2046	APTV	New York Stock Exchange
5.400% Senior Notes due 2049	APTV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 24, 2021, Aptiv PLC (the “Company”) and its wholly-owned subsidiaries, Aptiv Corporation and Aptiv Global Financing Limited, entered into a Third Amended and Restated Credit Agreement (the “Third Amended and Restated Credit Agreement”), which restates the credit agreement dated as of March 31, 2011, amended and restated as of May 17, 2011, as of September 14, 2012, as of March 1, 2013, as of August 17, 2016 and as of May 1, 2020 with JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders as parties thereto.

The Third Amended and Restated Credit Agreement, among other things, (1) refinances and replaces the existing term loan A and revolver with a new term loan A in an aggregate principal amount of $313 million that matures in five years, and a new five-year revolving credit facility with aggregate commitments of $2.0 billion, (2) utilizes the Company’s existing sustainability-linked metrics and commitments, that, if achieved, would reduce the overall cost, (3) removes the prior provisions that increased the leverage ratio maintenance covenant from 3.5:1 to 4.5:1 until July 1, 2021 and the related restrictions on dividends and other payments on equity, and (4) includes a financial maintenance covenant that will be tested quarterly and requires the Company to maintain total net leverage (as calculated in accordance with the Third Amended and Restated Credit Agreement) of less than 3.5:1 (or 4.0:1 for four full fiscal quarters following completion of material acquisitions).

The Company has no material relationships with any of the lenders under the Third Amended and Restated Credit Agreement, except that affiliates of certain lenders have acted as underwriters in connection with offerings by the Company.

The description of the Third Amended and Restated Credit Agreement contained herein is qualified in its entirety by reference to the Third Amended and Restated Credit Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Third Amended and Restated Credit Agreement, dated as of June 24, 2021, among Aptiv PLC, Aptiv Corporation, Aptiv Global Financing Limited and JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2021	Aptiv PLC

	By:	/s/ Katherine H. Ramundo
Katherine H. Ramundo
Senior Vice President, Chief Legal Officer,
Chief Compliance Officer and Secretary